UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 5, 2008

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2005 Stock Plan

On February 5, 2008, at the annual meeting of the stockholders of Dolby Laboratories, Inc. (the “Company”), an amendment to the Company’s 2005 Stock Plan (the “Plan”) was approved by the Company’s stockholders. The Compensation Committee (the “Committee”) of the Board of Directors of the Company had previously adopted the amendment, subject to stockholder approval, on November 6, 2007. The amendment included a number of changes to the Plan, including, an increase in the maximum number of shares of the Company’s Class A Common Stock that may be issued under the Plan by 6,000,000 shares from 6,000,000 shares to 12,000,000 shares. A copy of the amended and restated Plan is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Amended and Restated Employee Stock Purchase Plan

On February 5, 2008, the Committee approved a number of amendments to the Company’s Employee Stock Purchase Plan (the “ESPP”), including a change in the purchase price of shares of the Company’s Class A Common Stock pursuant to the terms of the ESPP. For the offering period ending in May 2008, the purchase price will remain at an amount equal to 95 percent of the closing price of the Company’s Class A Common Stock as reported on the New York Stock Exchange on the last day of the offering period. For subsequent offering periods, the purchase price will be an amount equal to 85 percent of the closing price of the Company’s Class A Common Stock as reported on the New York Stock Exchange on the last day of the applicable offering period. A copy of the amended and restated ESPP is filed with this report as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	2005 Stock Plan, as amended and restated

99.2	Employee Stock Purchase Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Mark S. Anderson
Mark S. Anderson
Executive Vice President, General Counsel and
Secretary

Date: February 11, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	2005 Stock Plan, as amended and restated

99.2	Employee Stock Purchase Plan, as amended and restated